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                                                                     Exhibit 23


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 3, 1998, except for "Packaging Business Transaction," as discussed in Notes 1 and 3, as to which the date is March 23, 1998, appearing on page F-3 of Exhibit 99 to the Annual Report on Form 10-K for the year ended December 31, 1997 of W. R. Grace & Co. (formerly named Grace Specialty Chemicals, Inc.). We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page F-2 of such Exhibit to such Annual Report on Form 10-K. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


PRICE WATERHOUSE LLP

/s/PRICE WATERHOUSE LLP

PRICE WATERHOUSE LLP
Ft. Lauderdale, Florida
April 8, 1998